EXHIBIT 2.1




                         AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the 6th day of February, 1997, by and among (1) APPLE SOUTH, INC., a Georgia corporation ("Apple South"), (2) M&S ACQUISITION OF DELAWARE, INC., a Delaware corporation wholly owned by Apple South ("Merger Sub"), (3) McCORMICK & SCHMICK HOLDING CORP., a Delaware corporation (the "Company"), (4) WILLIAM P. McCORMICK ("McCormick"), WILLIAM McCORMICK IRREVOCABLE TRUST, WILLIAM McCORMICK CHARITABLE REMAINDER TRUST NO. 2, DOUGLAS SCHMICK IRREVOCABLE TRUST, and DOUGLAS SCHMICK CHARITABLE REMAINDER TRUST NO. 2, who hold a majority of the Class B Common Stock of the Company (collectively the "Accredited Class B Shareholders"), and (4)THE OTHER SHAREHOLDERS OF THE COMPANY ALL OF WHOM APPEAR AS SIGNATORIES AT THE FOOT OF THIS AGREEMENT (collectively
with  the  Accredited  Class  B   Shareholders, the  "Shareholders " ),  and
(5) DOUGLAS L. SCHMICK ("Schmick"),

                             W I T N E S S E T H:

                  WHEREAS, Company is engaged in the business of owning and operating seventeen upper-end casual seafood restaurants (collectively, the "Business"); and

                  WHEREAS, Apple South desires to acquire the Company, and the Shareholders desire to sell the Company to Apple South;

                  WHEREAS, Apple South, Shareholders, and the Company deem it advisable and in their respective best interests to effect the sale of the Company through the merger of Merger Sub with and into the Company, all on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.       THE MERGER

                  1.1. The Merger. At the Effective Time, as defined in Paragraph 3.4, upon the terms and subject to the conditions set forth herein, and in accordance with the corporate Laws of the State of Delaware (the "Corporate Laws"), Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Merger"). Merger Sub and the Company are sometimes hereafter referred to as the "Constituent Corporations" and the Company after the Merger is sometimes hereafter referred to as the "Surviving Corporation."



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                  1.2.  Effect  of  the  Merger.  At  the  Effective  Time,  the
Surviving Corporation shall continue its corporate existence under the Laws of the State of Delaware and shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities, and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers, and franchises of each of the Constituent Corporations, and all property, real, personal, and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any
real  estate  vested  by  deed  or  otherwise  in  either  of  the   Constituent
Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.


2.       THE SURVIVING CORPORATION

     2.1. Articles. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law.

     2.2. Bylaws. The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable Law.

     2.3. Board of Directors. The persons whose names are set forth on Exhibit A shall constitute the board of directors of the Surviving Corporation immediately following the Merger.

     2.4. Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation.

3.   MERGER CONSIDERATION; CONVERSION

     3.1. Company Shares. (a) At the Effective Time, by virtue of the Merger, and without any action on the part of the Holders, all of the issued and outstanding shares (other than treasury shares) of capital stock of the Company (the "Shares") shall be canceled and retired and shall be converted into and become the right to receive the Merger Consideration described in this Article 3, and the Holders shall have no further rights with respect to the Shares except the right to receive the Merger Consideration. All shares of the Company's capital stock that are held by the Company






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as  treasury  shares  shall be  canceled  at the  Effective  Time and no  Merger
Consideration shall be paid with respect thereto.

                  (b) At the Closing, as defined in Paragraph 3.4, Apple South shall deliver the Merger Consideration (less that amount delivered to the Escrow Agent pursuant to Paragraph 3.5 and less expenses under Paragraphs 4.1 and 4.2) due to those Holders who have surrendered for cancellation certificates representing their Shares accompanied by blank stock powers. The Merger
Consideration due to any Holder who does not so surrender certificates evidencing his Shares at Closing (less two percent thereof which shall be delivered to the Escrow Agent at Closing in accordance with Paragraph 3.5) shall be held by Apple South for such Holder pending the surrender of such certificates.

                  3.2. Merger Consideration. (a) The "Merger Consideration" shall be (A) $43,006,550 delivered by wire transfer to accounts designated in writing to Apple South by Holders or by check, and (B) the number of shares of Apple South's common stock, $0.01 par value per share ("Apple South Stock"), determined by dividing (i) $3,210,327 by (ii) the average of the closing sales prices (the "Average Price"), without regard to volume (adjusted for any stock splits or other reclassification during the applicable time period) for shares of Apple South's common stock on the Nasdaq Stock Market as reported by The Wall Street Journal, for each of the five consecutive trading days preceding the trading day prior to the Closing Date. No fractional shares shall be issued, and an amount in cash (if any) shall be paid in lieu thereof equal to such fractional part of a share multiplied by the Average Price.
 b) The Merger Consideration shall be allocated among the Holders as follows:

   (i)      $7,500,000 in cash to the Holders of the Company's Preferred Stock;

  (ii)     $30,319,754 in cash to the Holders of the Company's Class A Common
            Stock;

     (iii) $3,210,327 in Apple South Stock (valued at the Average Price) to the Accredited Class B Shareholders, $1,605,163 in cash to the Accredited Class B Shareholders, and $535,055 in cash to the other holders of the Company's Class B Common Stock; and

     (iv)  $3,046,578  in cash to the  Holders of the  Company's  Class C Common
Stock.

     (c) Each payment of Merger Consideration allocated to the Holders of each class of capital stock of the Company shall be allocated among the Holders pro rata in accordance with their respective ownership of shares of such class. However, in no event shall any Apple South Stock be allocated or issued to any Holder who is not an "accredited investor" as defined in Rule 501 of Regulation D of the Securities and Exchange Commission ("SEC"). Any such non-accredited Holder




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shall receive all cash and the portion of the Merger Consideration consisting of
Apple South Stock shall be allocated proportionately among the Holders of such class who are accredited investors.

     3.3. Merger Sub Shares. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Class A Common Stock of Surviving Corporation.

     3.4. Closing. Subject to termination of this Agreement pursuant to Article 11, the consummation of the transactions contemplated in this Agreement (the "Closing") shall take place at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia, at 10:00 a.m., Atlanta time, on the second Business Day after all the conditions set forth in Articles 8 and 9 hereof have been satisfied or waived or on such other date upon which parties hereto may mutually agree. On the date of the Closing, the Company and Merger Sub shall file the documents required by the Corporate Laws to effect the Merger. The Merger shall become effective at the time of filing of such documents (the "Effective Time").

              3.5 Escrow. At the Closing, two percent of the Merger Consideration (including two percent of those shares of Apple South Stock constituting part of the Merger Consideration), in such amount for each Holder as shall be set forth on a schedule to the Escrow Agreement, shall be delivered to the Escrow Agent to be held and disbursed by it in accordance with the terms of an Escrow Agreement in substantially the form attached hereto as Exhibit B and mutually acceptable to Apple South and the Shareholders Representative on behalf of the Holders (the "Escrow Agreement").


4.       ADDITIONAL AGREEMENTS

                  4.1.  Expenses.  Except  as  otherwise  provided  herein,  all expenses incurred by Apple South and Merger Sub in connection with the negotiations among the parties, and the authorization, preparation, execution, and performance of this Agreement and the transactions contemplated hereby shall be paid by Apple South. Except as otherwise provided herein, all expenses incurred by the Holders or the Company in connection with the negotiations among the parties, and the authorization, preparation, review, execution, and performance of this Agreement and other related documents and the transactions contemplated hereby (except for such expenses as relate to post-Closing employment of any Holder or other employee of the Company, which shall be paid by the Surviving Corporation) shall be paid by the Holders (in such proportion as shall be indicated by the Holders) and no part thereof shall be paid by the Company or the Surviving Corporation. The Holders (in such proportion as shall be indicated by the Holders) and Apple South shall each pay one-half of the filing fee required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "HSR Act"). If the Company so directs, any of the foregoing expenses or expenses under Paragraph 4.2 of the Holders or the Company required to be paid hereunder by the Holders may be paid by Apple South at the Closing and the amount so paid credited pro rata against the amount of cash and stock due to the Holders as Merger Consideration; provided, that, such election






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     shall be  deemed to have been made  with  respect  to any  Holder  expenses payable pursuant to the preceding sentence. Any tax deduction or credit allowable as the result of any such expenses shall be allocated to, and inure to the benefit of, the Holders and shall not be claimed by Apple South. Apple South or Surviving Corporation shall pay any costs associated with the transfer of liquor licenses, consents of landlords, or the issuance of Apple South Stock.

                  4.2. Brokers. Except for Robertson Stephens & Company, which shall be paid by the Holders (in such proportion as shall be indicated by the Holders), each party hereby represents and warrants to the others that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein and agrees to indemnify the other parties from and against any and all claims or demands for commissions or other compensation by any broker, finder, or similar agent claiming to have been employed by or on behalf of such party.

                  4.3. Publicity. All press releases and other public announcements respecting the subject matter hereof shall be made only with the mutual written agreement of Apple South and the Shareholders' Representative; provided, however, that Apple South may make any disclosure required to be made under any applicable securities Law or NASDAQ rule if Apple South has determined in good faith that it is necessary to do so and used its best efforts, prior to the issuance of the disclosure (i) to provide the Shareholders' Representative with a copy of the proposed disclosure; (ii) to discuss the proposed disclosure with the Shareholders' Representative; and (iii) to incorporate any reasonable comments on the disclosure received from the Shareholders' Representative to the extent consistent with Apple South's disclosure obligations.

                  4.4. Access and Inspection. The Company shall provide Apple South, and its authorized representatives full access at reasonable times during normal business hours from and after the date hereof until the Closing to the books and records of the Company for the purpose of making such investigation as they may reasonably desire, and the Company shall furnish such information concerning the Company as they may reasonably request. The Company shall assist Apple South in making such investigation and shall cause the Company's counsel, accountants, consultants, and other non-employee representatives to be reasonably available for such purposes. No investigation made heretofore or hereafter by Apple South shall limit or affect the representations, warranties, covenants, and indemnities of the Company hereunder, each of which shall survive any such investigation.

                  4.5. Cooperation. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations hereunder, and all parties shall use commercially reasonable efforts to consummate the transactions contemplated herein and to fulfill their obligations hereunder, including, without limitation, causing to be fulfilled at the earliest practical date the conditions precedent to the obligations of the parties to consummate the transactions contemplated hereby. From time to time and at any time, at a party's request and expense, whether on or after the date hereof, and without further consideration, the other parties shall execute and deliver such further documents and instruments of conveyance, assignment, and transfer and shall take such further actions as may be necessary or desirable, in the reasonable opinion of the requesting party, in connection with the consummation of the transactions described herein. It shall be the responsibility of Apple South to seek any consents of lessors required under Paragraph 8.11 and Government consents or approvals with respect to liquor, beer, or wine licenses under Paragraph 8.5 and Apple South shall use reasonable commercial efforts to obtain all such consents and approvals prior to the Closing Date

         4.6. Covenant Against Competition. (a) In order to induce Apple South and Merger Sub to enter into this Agreement and for the additional consideration set forth below, each of McCormick and Schmick agrees that for a period of three years following the Closing Date, he shall not, directly or indirectly, for his own account or on behalf of any other person or entity, as principal, agent, executive, manager, officer, employee, or otherwise, own, manage, operate, or control, or hold any ownership, financial, or beneficial interest in any business that operates, manages, controls, or owns one or more Competing Restaurants in the Territory. Ownership of an equity interest of less than five percent of a corporation subject to the reporting requirements of the Exchange Act shall not be prohibited by this Paragraph 4.6.

     (b) As used in this Section, "Territory" means the United States. "Competing Restaurant" means a restaurant primarily offering entrees priced between $10.00 and $20.00, including but not limited to a seafood or steak oriented restaurant.

     (c) McCormick and Schmick hereto specifically acknowledge and agree that the remedy at law for any breach of the foregoing covenant not to compete will be inadequate and that Apple South, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

     (d) In consideration for the provisions of this Paragraph 4.6, Apple South shall pay to each of McCormick and Schmick $166,666.67 on the Closing Date and on the first and second anniversary thereof, for a total payment of $500,000 to each of them.

     (e) For a period of three years following the Closing neither McCormick nor Schmick shall solicit or induce, or in any manner assist in the solicitation or inducement of, any Person employed by Apple South or Surviving Corporation or any of their Subsidiaries or other Affiliates to leave such employment, whether or not such employment is pursuant to a contract and whether or not such employment is at will.

     (f) The  obligations of Messrs.  McCormick and Schmick under this Paragraph
4.6 shall terminate if Apple South has failed to make any installment payment due hereunder within thirty days of written notice from McCormick and/or Schmick that such payment has become due and has not been paid; provided, however, that such termination shall not occur if such payment is not made by Apple South as a result of the person to whom the payment is due being in violation of any restriction imposed by this Paragraph 4.6.

     (g) Although the parties have, in good faith, used their best efforts to make the provisions of this Paragraph 4.6 reasonable in both geographic area and in duration, and it is not anticipated, nor is it intended, by any of the parties hereto that a court of competent jurisdiction would find it necessary to reform the provisions hereof to make it reasonable in both geographic area and in duration, or otherwise, the parties understand and agree that if a court of competent jurisdiction determines it necessary to reform the scope of this Paragraph 4.6 in order to make it reasonable in either geographic area or duration, or otherwise, damages, if any, for a breach hereof, as so reformed, would be deemed to accrue to Apple South as of and from the date of such a breach only insofar as the damages for such breach relate to an action which occurred within the scope of the geographic area and duration as so reformed.

     4.7. Apple South's Public Documents and Access to Information. Apple South has delivered to each of the Accredited Class B Shareholders a true and complete copy of (i) Apple South's Annual Reports on Form 10-K and its Annual Reports to Shareholders for the years ended December 31, 1994, and 1995; (ii) Apple South's Quarterly Reports on Form 10-Q for its first three quarters of fiscal 1996;
(iii) Apple South's definitive proxy statements relating to its 1995 and 1996 annual shareholders meetings; (iv) that certain Prospectus offering $125,000,000 of 9 3/4% Senior Notes due 2006; and (v) all other filings (other than Form D's and preliminary registration and proxy statements) made by Apple South with the SEC between December 31, 1995, and the date hereof (collectively, the "SEC Documents"). Apple South agrees to provide to the Accredited Class B Shareholders a true and complete copy of each other document filed with the SEC between the date hereof and the date of the Closing (other than Form D's and preliminary material) ("Current SEC Documents"). In addition to the SEC Documents and the Current SEC Documents, Apple South will provide, through its Chief Financial Officer, each of the Accredited Class B Shareholders with opportunities to become familiar with the business, financial condition, management, prospects, and operations of Apple South, including reasonable opportunities to ask questions of, receive answers from and obtain information regarding Apple South and its business which is material to their investment decision.

                  4.8. Legending of Apple South Stock. There shall be placed on all certificates representing the shares of Apple South Stock issued to the Accredited Class B Shareholders pursuant to this Agreement appropriate restrictive legends referencing the restrictions imposed by applicable securities Laws. Each of the Accredited Class B Shareholders agrees that he will not offer to sell, sell, or otherwise dispose of any of the Apple South Stock issued to him except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the " Securities Act"), and any applicable state securities Law or an exemption from the registration requirements of the Securities Act and any applicable state securities Law. With respect to any such sale or disposition, each of the Accredited Class B Shareholders agrees to furnish to Apple South upon request such information as its counsel may reasonably deem necessary to assure that such sale or disposition is made in full compliance with applicable federal and state securities Laws.

                  4.9. Non-Solicitation of Third Party Offers. Each Shareholder, for itself, agrees that neither the Shareholder nor any of his Relatives, Affiliates, agents, or representatives, and the Company agrees that neither the Company, or any of its officers, directors, management, Affiliates, related persons, or entities or agents, will (a) negotiate or discuss with any other Person any other transaction involving a merger of the Company, or the sale of any shares in or assets of the Company (except for sales of inventory in the ordinary course of business) or any other business combination involving the Company, (b) reveal the terms of this Agreement to any Person except for the purpose of carrying out the transactions contemplated herein and except to the extent not prohibited by Section 4.3 or permitted by Section 4.10, or (c) solicit, encourage, consider, entertain, or accept any offer, bid, or proposal from any other Person respecting any transaction involving a merger of the Company, or the sale of any shares in or assets of the Company (except for sales of inventory in the ordinary course of business) or any other business combination involving the Company. If the Company or any Shareholder receives a proposal of the kind described in the preceding clause (c) prior to the date of the Closing, then the Company or such Shareholder (as the case may be) shall immediately notify Apple South of the receipt of such proposal and shall promptly provide Apple South with a copy of such proposal (or if such proposal is not in writing, a written summary of its terms).

                  4.10. Confidentiality. In connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, a party hereto and its Affiliates, directors, employees, attorneys, and accountants (the "Disclosing Party") may disclose Confidential Information, as defined below, to one of the other parties hereto (the "Disclosee"). Each Disclosee agrees that if the transactions contemplated herein are not consummated, it will return to the Disclosing Party all documents and other written information furnished to it. Each Disclosee further agrees to maintain the confidentiality of any and all Confidential Information of a Disclosing Party and not disclose any Confidential Information to any Person other than its Affiliates, directors, employees, attorneys, or accountants performing services with respect to the transactions contemplated hereby, or use such Confidential Information for any purpose other than the evaluation and consummation of the transactions contemplated hereby; provided, however, the foregoing obligations shall not apply to (i) any information which was independently developed by the Disclosee prior to its disclosure by the Disclosing Party without violating any rights of the Disclosing Party; (ii) any information in the public domain through no fault or action of the Disclosee; (iii) any information which is disclosed to the Disclosee by a third party, other than an Affiliate, director, employee, attorney, or accountant performing services with respect to the matter, having the legal right to make such disclosure; or (iv) any information which is required to be disclosed by Order of any Forum. Should Disclosee become legally compelled to disclose any portion of the Confidential Information by Order of any Forum, Disclosee shall give Disclosing Party prompt notice of such fact, including in its notice the legal basis for the required disclosure and the nature of the Confidential Information that must be disclosed. Disclosee shall cooperate fully with Disclosing Party in obtaining a protective order or other appropriate protection relating to the disclosure and subsequent use of the Confidential Information. Disclosee will disclose only that portion of the Confidential Information that is legally required to be disclosed. For purposes of this Paragraph 4.10, " Confidential Information" shall mean any and all technical, business, and other information which is possessed or hereafter acquired by a Disclosing Party and disclosed to the Disclosee, including, without limitation, technical or nontechnical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists of actual or potential customers or suppliers, and information regarding the business plans and operations of the Disclosing Party. If the transactions contemplated herein are consummated, "Confidential Information" of Apple South shall be deemed to include all Confidential Information of Company and Surviving Corporation, and the Shareholders shall be subject to the obligations of non-use and non-disclosure contained in this Agreement with respect to all of such information; provided that, notwithstanding any other provision of this Agreement, Castle Harlan Partners II, L.P. may disclose financial information of the Company relating to the period prior to the Closing and the terms of the transactions contemplated hereby to its partners. The provisions of this Paragraph 4.10 shall survive any termination of this Agreement for any reason. The restrictions of this Paragraph
4.10 shall expire three years from the date hereof with respect to any Confidential Information that does not constitute a trade secret under applicable law.

                  4.11. Reports Under the Exchange Act. With a view to making available to the Accredited Class B Shareholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit them to sell Apple South Stock to the public without registration, Apple South shall furnish to them, forthwith upon request (i) a written statement by Apple South stating whether it has complied with the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) a copy of the most recent annual or quarterly report of Apple South filed by Apple South with the SEC, and (iii) such other information as may be reasonably requested in availing them of any rule or regulation of the SEC which permits the selling of any shares of Apple South Stock without registration.

     4.12. Section 338 Election. Apple South shall not make any election pursuant to Section 338 of the Internal Revenue Code of 1986, as amended, or any similar provision of state or local law, with respect to the transactions contemplated hereby. --------------------

              4.13 Indemnification. Apple South shall not amend or repeal any provision of the certificate of incorporation or bylaws of the Surviving Corporation or any Subsidiary in any manner that would adversely affect the indemnification or exculpatory provisions therein insofar as they pertain to the present officers and directors of the Company or any Subsidiary. Following the Closing, each of such officers and directors who continue to serve as an officer or director of the Surviving Corporation or any Subsidiary shall be entitled to the benefit of all exculpation and indemnification provisions generally made available by Apple South to persons serving in similar capacities with Surviving Corporation or any other subsidiary of Apple South.

              4.14 Shareholders' Representative. Each Holder hereby irrevocably appoints Castle Harlan Partners II, L.P. as its duly authorized representative to act as such Holder's attorney-in-fact and representative (the "Shareholders' Representative"), to do any and all things and to execute any and all documents, including, but not limited to, the Escrow Agreement, in such Holder's name, place and stead, in any way in which such Holder could do if personally present, in connection with this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby, including, without limitation, to accept on such Holder's behalf any amount payable to such Holder under this Agreement or the Escrow Agreement, or to amend, cancel, extend, or waive the terms of this Agreement or the Escrow Agreement. The Shareholders' Representative shall have the sole and exclusive right on behalf of the Holders to take any action pursuant to Paragraph 4.3 or Article 10 (other than, with respect to Article 10, any matter, claim, action or proceeding in respect of which liability of the Shareholders' Representative and/or its officers, directors, and employees, is not asserted).

     4.15 Cancellation of Agreements. The Company and McCormick and Schmick agree that the employment agreements between the Company and each of McCormick and Schmick shall terminate automatically at the Closing.
                      --------------------------


         5.       REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE COMPANY

         The Company represents and warrants to Apple South and Merger Sub that the statements contained in this Article 5 are true and correct, except as set forth in the disclosure schedule delivered by the Company to Apple South and Merger Sub on the date of this Agreement, as amended or supplemented by the Company on or prior to the Closing Date to reflect any event occurring subsequent to the date hereof ("Disclosure Memorandum"). The Disclosure Memorandum shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 5 and the disclosures in any paragraph shall apply to each other paragraph in this Article 5.

                  5.1. Organization, Authority and Qualification. (a) The Company is a corporation duly organized and validly existing under the Laws of the State of Delaware. Each of the Subsidiaries is a corporation duly organized and validly existing under the Laws of its state of incorporation as shown in the Disclosure Memorandum. The Company has offices and Restaurants at the locations specified in the Disclosure Memorandum. Each of the Company and its Subsidiaries has full corporate power and authority and is entitled to own or lease its properties and to carry on its business as presently conducted. Company has previously made available to Apple South true, correct, and complete copies of the articles of incorporation and bylaws of Company and each Subsidiary and true, correct, and complete copies of the minutes and other similar records of meetings of the shareholders of Company and each Subsidiary and their boards of directors, which contain all written records of meetings of, and written actions taken in lieu thereof by shareholders, board of directors, or any committees thereof.

                  (b) The Company has all requisite corporate power and authority to enter into this Agreement and the Escrow Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized, or will be duly authorized prior to the Closing, by all necessary corporate action on the part of Company, including the approval of the Merger by Company's shareholders. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and general principles of equity.

                  (c) The execution and delivery of this Agreement by Company does not, and the execution and delivery of the Escrow Agreement and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation, or acceleration of any obligation or loss of any benefit) under any of the terms, conditions, or provisions of any Company Contract, or (iii) conflict with or violate any permit, concession, franchise, or license held by the Company or any Subsidiary, or any Order or Law.

     (d) Each of the Company and its Subsidiaries is qualified to transact business as a foreign corporation in all those states and jurisdictions in which its activities require it to so qualify. A list of states and jurisdictions where the Company or a Subsidiary is so qualified to transact business as a foreign corporation is set forth in the Disclosure Memorandum.

     5.2. Ownership of Shares; Subsidiaries. (a) The total authorized capital stock of Company is as set forth in the Disclosure Memorandum.

                  (b) All of the Shares and the issued and outstanding shares of capital stock of each Subsidiary ("Subsidiary Shares") are owned of record and beneficially held by the Persons listed in the Disclosure Memorandum, free and clear of any Liens (including, without limitation, free and clear of any adverse claims of any Persons). There are no outstanding contracts, demands, commitments, or other agreements or arrangements under which any holder of Shares or Subsidiary Shares is or may become obliged to sell, transfer, or assign any of the Shares or Subsidiary Shares. There are no Persons with any claims or rights to any Shares or Subsidiary Shares.

                  (c) All the Shares and Subsidiary Shares are duly authorized, validly issued, fully paid, and nonassessable and were authorized, offered, issued, and sold in accordance with all applicable securities and other Laws and all rights of shareholders and other persons. No person has any preemptive rights or other rights to acquire, or adverse claims with respect to, any unissued shares of capital stock of Company or any Subsidiary. There are no outstanding securities convertible into the capital stock or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any Actions relating to, the capital stock of Company or any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Company or any Subsidiary. Neither the Company nor any Subsidiary is subject to any obligation to repurchase or otherwise acquire or retire any of its capital stock or has any liability for dividends declared or accrued, but unpaid, with respect to its capital stock. Company has not purchased or redeemed any of its capital stock, and has not paid any dividend or made any other distribution or payment in respect of such stock to any Person since the Reference Date.

                  (d) The Subsidiaries of the Company and the ownership thereof are listed in the Disclosure Memorandum. Each Subsidiary is, directly or indirectly, wholly owned by the Company. Except for the Subsidiaries set forth in the Disclosure Memorandum, Company does not, directly or indirectly, own and has no interest, direct or indirect, or any commitment to purchase or otherwise acquire, any capital stock or other equity interest, direct or indirect, in any other Person.

                  5.3. Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Government is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act; (ii) the filing of Articles of Merger with the Secretary of State of the State of Delaware; and
(iii) consents or approvals of the Governments issuing liquor licenses in the jurisdictions where the Restaurants are located.

                  5.4. Legal Compliance. Neither the Company nor any Subsidiary is in default under or in violation of (a) its articles of incorporation or bylaws or (b) any Order. The operations of Company, the Subsidiaries, and their respective predecessors, if any, have been conducted in all material respects in compliance with all applicable Laws. (For purposes of this paragraph, any violation of applicable Law that could result in imposition of a fine or other monetary penalty shall be deemed to be a material non-compliance.) Neither Company nor any Subsidiary has received any notification of any asserted past or present failure to comply with any applicable Law.

                  5.5. Possession of Permits. Each of the Company and its Subsidiaries possesses all franchises, certificates, licenses, permits, bonds, and other authorizations from Governments and all other Persons that are necessary for the ownership, maintenance, and operation of its properties and assets and the conduct of its business ("Permits") and is not in violation thereof. Each of the Company and its Subsidiaries holds such Permits free of any claims or restrictions (other than any restrictions in existence at the time such Permits were issued) and has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, nor after notice of lapse of time or both would allow, revocation or early termination thereof or would result in any other impairment of the rights of the holder of any such Permits. Except as set forth in the Disclosure Memorandum, the consummation of the Merger will not result in the revocation, termination, or impairment of any Permit or require the consent of any Person in order to avoid any such revocation, termination, or impairment.

                  5.6. Financial Statements. Prior to the date hereof, the Company has delivered to Apple South copies of the unaudited consolidated balance sheet of Company (the "Reference Balance Sheet") dated January 4, 1997 ("Reference Date"), and the unaudited consolidated statements of operations, stockholders' equity, and cash flow of the Company for the fiscal year ended January 4, 1997 (such financial statements being hereafter collectively referred to as the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP consistently applied, present fairly the financial condition of the Company as at the date thereof and the results of the Company's operations and cash flows for the periods then ended, and are consistent with the books and records of the Company, which are true, correct, and complete in all material respects.

                  5.7. Liabilities. Except for (i) liabilities incurred in the ordinary course of business since the Reference Date consistent with past experience of the Company and its Subsidiaries during the period covered by the Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of representation or warranty, tort, product liability, "dram shop" liability, infringement, or violation of any Law or Order) and (ii) liabilities reflected in the Reference Balance Sheet, neither the Company nor any Subsidiary has any liability.

                  5.8. Events Subsequent to Reference Date. Since the Reference Date, neither Company nor any Subsidiary has: (i) issued any stock, bond, options, warrants, rights, or other corporate securities; (ii) borrowed any amount or incurred any obligations or liabilities (absolute or contingent), except current obligations and liabilities incurred in the ordinary course of business of the type and in the amounts consistent with the period covered by the Reference Balance Sheet; (iii) sold, assigned, mortgaged, pledged, subjected to lien or otherwise transferred any interest in any of the assets (other than inventory and other than as a result of wear and tear in the ordinary course of business) reflected in the Financial Statements or canceled any debts or claims;
(iv) suffered any casualty losses in excess of $25,000, or waived any rights in excess of $25,000 in value; (v) made any changes in employee compensation generally or in compensation of any executive officer; (vi) materially reduced its level of inventory or supplies; (vii) materially changed the number of employees or management personnel; (viii) canceled, entered into, or amended any Company Contract or agreement except in the ordinary course of business and consistent with past practice; and (ix) materially changed the manner in which the business of the Company is operated.

                  5.9. Taxes. Company and any entity at any time eligible or required to file a consolidated or combined Tax return with Company (individually, an "Affiliated Entity" and collectively, the "Affiliated Entities"), have duly and timely filed all federal, state, municipal, local, and foreign, if any, Tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively, "Returns") with respect to all Taxes (including, without limitation, consolidated or combined Tax returns of some or all of Company and the Affiliated Entities). Company has previously provided to Apple South true, correct, and complete copies of all Returns filed with respect to the three tax years preceding the date hereof. All Taxes imposed on Company and its Affiliated Entities by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable by Company for all periods through the date hereof either have been paid in full or adequate reserves have been set up on the books of Company with respect to such Taxes. Company has not received any proposed assessment against Company or any Affiliated Entity of additional Taxes of any kind. Company is not a party to any Tax sharing or Tax allocation agreement, understanding, arrangement, or commitment that includes any party other than the Company or any Subsidiary. There is no dispute or Action concerning any Tax Liability of Company raised by a Government in writing.

                  5.10. Title to Properties. Company or its Subsidiaries has good title to all properties and assets reflected in the Reference Balance Sheet, except inventories and other immaterial assets which have been disposed of in the ordinary course of business since the Reference Date, and all other properties and assets necessary to conduct its business as currently being conducted and as conducted during the period covered by the Financial Statements (other than any leased property), free and clear of Liens, except as may be set forth in the notes to the Reference Balance Sheet.

                  5.11.    Real Estate.

                  (a) The water, electric, gas, and sewer utility services, and storm drainage facilities currently available to the real property owned or leased by Company and its Subsidiaries (the "Real Property") are adequate for the conduct of the business of the Company and its Subsidiaries, and to Company's knowledge, there is no condition which will result in the termination of the present access from the Real Property to such utility services and other facilities.

                  (b) Company or its Subsidiaries have obtained, or, to the knowledge of the Company, landlords have obtained on their behalf, all authorizations and rights-of-way, which are necessary to ensure vehicular and pedestrian ingress and egress to and from the Real Property. There are no restrictions on entrance to or exit from the Real Property to adjacent public streets, roadways, or parking lots presently used and to the knowledge of Company no conditions which will result in the termination of the present access from the Real Property to existing highways and roads and parking lots or private drives presently used.

     (c) Neither the Company nor any Subsidiary has received any notices, oral or written, that any Government having the power of eminent domain over the Real Property has commenced or intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Real Property.

     (d) The Real Property and the present uses thereof by the Company and its Subsidiaries comply with all regulations of any Government having jurisdiction over the Real Property.

                  (e) The improvements located on the Real Property used by the Company or its Subsidiaries are in good condition and are structurally sound, and all mechanical and other systems located therein are in good operating condition, in each case, subject to normal wear and tear, and no condition exists requiring material repairs, alternations, improvements, or corrections.

     (f) The site of each Restaurant located on owned Real Property provides, and, to the knowledge of the Company, the site of each Restaurant located on leased real property provides, adequate access and parking for the operation of the Restaurant located thereon in accordance with all applicable Laws.

                  (g) No work for municipal improvements has been commenced on or in connection with the Real Property or any street adjacent thereto and to the knowledge of Company no such improvements are contemplated. No assessment for public improvements has been made against the owned Real Property, or, to the knowledge of the Company, the leased Real Property, which remains unpaid. No notice from any county, township, or Government has been served upon the owned Real Property or received by Company or any Subsidiary, or to Company's knowledge received by the owner of the leased Real Property, requiring or calling attention to the need for any work, repair, construction, alteration, or installation on or in connection with the Real Property which has not been complied with.

                  5.12. Leased Real Property. The Disclosure Memorandum identifies each parcel or tract of real property which is used by Company or any Subsidiary in its business which is subject to a lease or sublease to which Company or any Subsidiary is a party as lessee or sublessee (individually, a "Real Property Lease"). All Real Property Leases are valid and in full force and effect in accordance with their terms. The Company has made available to Apple South true, correct, and complete copies of all Real Property Leases. There is not, with respect to any Real Property Lease (a) any default by Company or any Subsidiary, or any event of default or event which with notice or lapse of time, or both, would constitute a default by Company or any Subsidiary or (b) to Company's knowledge, any existing default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a default by any other party to any Real Property Lease.

                  5.13. Personal Property. (a) All machinery, equipment, vehicles, and other items of tangible personal property which are owned or leased by Company or any Subsidiary are in good condition and repair, subject to normal wear and tear, suited for the use intended, and are and have been operated in conformity with applicable Laws. To Company's knowledge, there are no defects or conditions which would cause such tangible personal property to be or become inoperable or unsafe.

                  (b) Neither the Company nor any Subsidiary is in default under any lease of machinery, equipment, or other tangible personal property. To Company's knowledge, all lessors of machinery, equipment, or other tangible personal property leased by Company or any Subsidiary have performed and satisfied their respective duties and obligations under such leases. Neither the Company nor any Subsidiary has brought or threatened any unresolved Action against any such lessor for failure to perform and satisfy its duties and obligations thereunder.

                  5.14. Intellectual Property Rights. (a) All of the patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof which are owned or used by the Company or any Subsidiary are set forth in the Disclosure Memorandum. Neither the Company nor any Subsidiary is a party to, either as a licensor or licensee, and/or is bound by or subject to, any license agreement (except for software licenses) for any patent, process, trademark, service mark, trade name, copyright, trade secret, or confidential information that is material to the operation of the Restaurants. Company and the Subsidiaries have complied with all applicable Laws relating to the filing or registration of "fictitious names" or trade names.

                  (b) To the knowledge of Company, neither Company nor any Subsidiary has interfered with, infringed, misappropriated, or otherwise come into conflict with any intellectual property rights of any other person, and neither Company, any Subsidiary, nor any of their officers and directors has within the last five years received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. To Company's knowledge, no Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with the proprietary inventions, designs, ideas, processes, methods and other know-how, trademarks, service marks, trade names, copyrights, or other intellectual property of Company or any Subsidiary which are owned or used in the operation of its business.

                  5.15. Contracts. (a) All Company Contracts are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms immediately following Closing. All Company Contracts are listed in the Disclosure Memorandum, and true, correct, and complete copies of all Company Contracts have been delivered or made available to Apple South.

     (b) There are no existing material defaults, events of default or events which, with the giving of notice or lapse of time or both, would constitute a material default by Company or any Subsidiary under any Company Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any Company Contract.

     (c) To Company's knowledge, neither this Agreement, the Closing or the relationship between Company and Apple South has caused or will cause the termination or nonrenewal of any Company Contract.

                  5.16. Insurance. The Disclosure Memorandum lists the types, amounts of coverage, and deductibles of all insurance policies of the Company and its Subsidiaries, and true, correct, and complete copies thereof have been delivered or made available to Apple South. All premiums due on such policies have been paid, and neither Company nor any Subsidiary has received any notice of cancellation with respect thereto. Neither Company nor any Subsidiary has any Liability for premiums past due or to the knowledge of Company for retrospective premium adjustments for any period through the date hereof.

                  5.17. Environmental Matters. Company and its Subsidiaries hold all Environmental Permits necessary for conducting their business and operations and have conducted, and are presently conducting, their business and operations in full compliance with all applicable Environmental Laws and Environmental Permits held by them, including, without limitation, all record keeping and filing requirements. To the knowledge of Company, there is no existing or pending Environmental Law with a future compliance date that will require operational changes, business practice modifications, or capital expenditures at any Real Property (or any other property presently or formerly owned, operated, or controlled by Company or as to which Company or any Subsidiary may bear responsibility or Liability), or any Improvements thereon. There are no presently pending, or to Company's knowledge, threatened Actions or Orders against or involving Company or any Subsidiary (including any other Person for whose acts or omissions Company or any Subsidiary is responsible) relating to any alleged past or ongoing violation of any Environmental Laws or Environmental Permits, nor is Company or any Subsidiary subject to any Liability for any such past or ongoing violation.

                  5.18. Conditions Affecting Business. There is no fact, development, or threatened development with respect to the markets, products, services, customers, facilities, personnel, vendors, suppliers, operations, or assets of the business of the Company and its Subsidiaries which are known to Company and which may reasonably be expected to materially adversely affect the business of the Company or the prospects of the business of the Company, other than such conditions as may affect the local, regional, or national economy generally or any industry segment in which the Company and its Subsidiaries compete. Company does not have any reason to believe that any loss of any employee in senior management, agent, customer, or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby.

                  5.19. Litigation. There is no Action or investigation pending or, to the knowledge of Company, threatened against Company or any Subsidiary, or any of their properties or rights before any court or by or before any Forum. To the knowledge of Company, there does not exist any basis for any such Action, or investigation. There are no unsatisfied judgments or Orders against Company, any Subsidiary, or any of their predecessors or to which any of them or their assets and properties are subject.

                  5.20. Labor Matters. Neither the Company nor any Subsidiary is or has ever been a party to any collective bargaining or other labor agreement. There is not pending or, to the knowledge of the Company, threatened any labor dispute, strike, work stoppage, union representation, election, negotiation of collective bargaining agreement, or similar labor matter. To the knowledge of Company, neither Company nor any Subsidiary is involved in any controversy with any of its employees or any organization representing any such employees of Company, and Company and its Subsidiaries are in compliance with all applicable Laws concerning the employer/employee relationship. Company and its Subsidiaries are in compliance with all of their agreements relating to the employment of their respective employees, including, without limitation, provisions thereof relating to wages, bonuses, hours of work, and the payment of Social Security taxes, and, to the extent already due and payable, neither Company nor any Subsidiary is liable for any unpaid wages, bonuses, or commissions, or any tax, penalty, assessment, or forfeiture for failure to comply with any of the foregoing.

                  5.21.    Employee Benefits.

     (a) The Disclosure Memorandum hereto contains a true and complete list of all the following agreements or plans of Company or any Subsidiary which are presently in effect:

     (i) "employee welfare benefit plans" and "employee pension benefit plans," as defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"); -----

     (ii) any other pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, health, hospitalization, medical, life insurance, vision, dental, prescription drug, supplemental unemployment, layoff, automobile, apprenticeship and training, day care, scholarship, group legal benefits, fringe benefits, or other employee benefit plan, program, policy, or arrangement, whether written or unwritten, formal or informal, which Company or any Subsidiary maintains or to which Company or any Subsidiary has any outstanding, present, or future
obligation  to  contribute  to  or  make  payments  under,   whether  voluntary,
contingent, or otherwise (the plans, programs, policies or arrangements described in clauses (i) or (ii) are herein collectively referred to as the "ERISA Plans").

     (b) Except as described on the Disclosure Memorandum, neither Company nor any Subsidiary has an employee stock ownership plan as defined in Sections 4975(e)(7) or 409 of the Code.

     (c) Company does not presently contribute and has never contributed or been obligated to contribute to a multi-employer pension plan as defined in section 3(37)(A) of ERISA.

     (d) No ERISA Plan is subject to Title IV of ERISA.

     5.22. Agreements and Transactions with Related Parties. Neither Company nor any Subsidiary is directly or indirectly a party to any contract, agreement, or lease with, or any other commitment to, (a) a Shareholder, (b) any Affiliate or Relative of a Shareholder, (c) any director or officer of Company, (d) any Person in which any of the foregoing Persons has, directly or indirectly, at least a 5% beneficial interest in the capital stock or other type of equity interest of such Person, or (e) any partnership in which any of the foregoing Persons is a general partner or has at least a 5% beneficial interest (any or all of the foregoing being referred to herein as "Related Parties"). Without limiting the generality of the foregoing, (x) no Related Party, directly or indirectly, owns or controls any assets or properties which are used in Company's business, except as set forth in the Disclosure Memorandum, and (y) except as set forth in the Disclosure Memorandum, no Related Party, directly or indirectly, engages in or has any significant interest in or in connection with any business which is or which within the last three years has been a supplier of Company or any Subsidiary or has done business with Company or any Subsidiary.

                  5.23.  Securities Law Matters.

                  (a) Each of the Accredited Class B Shareholders understands and acknowledges (i) that the Apple South Stock has not been registered under the Securities Act or under applicable state securities laws in reliance upon the exemptions provided by Section 4(2) of the Securities Act and in reliance upon the relevant exemptions provided by applicable state securities laws and that the Apple South Stock may not be resold, transferred, assigned, pledged, hypothecated, or any interest therein otherwise disposed of unless the Apple South Stock is registered under the Securities Act and applicable state securities laws or unless the shares are the subject of an opinion of counsel, which opinion and counsel are reasonably acceptable to Apple South, addressed to Apple South that such registration is not required; (ii) that the stock certificates evidencing the Apple South Stock will bear legends setting forth the restrictions on transfer described above and stop-transfer instructions will be delivered by Apple South to the Apple South's stock transfer agent reflecting such restrictions; (iii) each of them must bear the risk of an investment in the Apple South Stock for an indefinite period of time and the financial condition of each of them is currently adequate to bear the risk of an investment in the Apple South Stock; (iv) they have received copies of the SEC Documents and Current SEC Documents; and (v) they have had the opportunity to ask questions of and receive answers from the officers of Apple South concerning the Apple South Stock, Apple South, and Apple South's business, plans, and prospects.

     (b) Each of the Accredited Class B Shareholders is acquiring the Apple South Stock issuable to him hereunder for his own account for investment with no intention of dividing his participation with others or otherwise participating, directly or indirectly, in a distribution of the Apple South Stock.

     (c) Each of the Accredited Class B Shareholders has such experience in business, financial, and investment matters as to be able to evaluate the merits and risks of an investment in the Apple South Stock.

     (d) Each of the Accredited Class B Shareholders is an "accredited investor" as defined in Rule 501 of Regulation D of the SEC.


6.       REPRESENTATIONS AND WARRANTIES OF APPLE SOUTH

                  As an inducement to the Company and the Holders to enter into and perform this Agreement, Apple South hereby represents and warrants to the Holders as follows:

     6.1. Organization. Apple South is a corporation duly organized and validly existing under the Laws of the State of Georgia. Merger Sub is a corporation duly organized and validly existing under the Laws of the State of Delaware. Each of Apple South and its subsidiaries has ------------ full corporate power and authority to own or lease its properties and carry on its business as presently conducted.

                  6.2. Authorization; No Inconsistent Agreements. Each of Apple South and Merger Sub has all requisite corporate power and authority to enter into this Agreement and, in the case of Apple South, the Escrow Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and, in the case of Apple South, the Escrow Agreement and the consummation of the transactions contemplated by this Agreement and the Escrow Agreement have been duly authorized by all necessary corporate action on the part of Apple South and Merger Sub. This Agreement and the Escrow Agreement have, to the extent applicable, been duly executed and delivered by each of Apple South and Merger Sub and constitute the valid and binding obligation of each of them, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally and general principles of equity. The execution and delivery of this Agreement by Apple South and Merger Sub does not, and the execution and delivery of the Escrow Agreement by Apple South and the consummation of the transactions contemplated by this Agreement and the Escrow Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of Apple South or Merger Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation, or acceleration of any obligation or loss of any benefit) under any of the terms, conditions, or provisions of any material agreement of Apple South or Merger Sub, or (iii) conflict with or violate any permit, concession, franchise, or license held by Apple South or Merger Sub or any Order or Law.

     6.3. Authorization of Apple South Stock. The shares of the Apple South Stock to be issued pursuant to Paragraph 3.2 have been duly authorized for issuance at the Closing and upon issuance in accordance with this Agreement will
constitute       duly       authorized,       fully      paid      and      non-
---------------------------------- assessable shares of Common Stock of Apple South.

                  6.4. Apple South Documents. The SEC Documents, together with the Current SEC Documents when filed, constitute all of the documents (other than Form D's and preliminary filings and material) that Apple South was or will be required by applicable securities Laws and regulations to file with the SEC since December 31, 1995 through the Effective Time. The financial statements of Apple South included in the SEC Documents and, to the extent applicable, the Current SEC Documents were prepared in accordance with GAAP and fairly present, in all material respects in accordance with GAAP, the financial condition and results of operations and changes in financial position as of the dates thereof and for the periods then ended. The SEC Documents do not, and the Current SEC Documents will not when filed, contain any misstatement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

                  6.5 Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Government is required by or with respect to Apple South or Merger Sub in connection with the execution and delivery of this Agreement or the Escrow Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the HSR Act; (ii) the filing of Articles of Merger with the Secretary of State of the State of Delaware; and
(iii) consents to approvals of the Governments issuing liquor licenses in the jurisdictions where the Restaurants are located.


     7. CONDUCT OF BUSINESS OF THE COMPANY, APPLE SOUTH AND MERGER SUB PENDING CLOSING

                  The Company covenants and agrees that, except as may otherwise be provided herein, without the prior written consent of Apple South, between the date hereof and the date of the Closing:

     7.1. Business in the Ordinary Course. McCormick and Schmick and Company shall ensure that the business of Company and its Subsidiaries is conducted only in the ordinary course and consistent with its prior practices. Without limiting the generality of the foregoing: -------------------------------

                  (a) Except for the sale of inventory in the ordinary course of its business and consistent with prior practices, neither Company nor any Subsidiary shall sell, assign, transfer, convey, pledge, mortgage, encumber, or otherwise dispose of, or cause the sale, assignment, transfer, conveyance, pledge, mortgage, encumbrance, or other disposition of, any asset or property.

     (b) Company and each Subsidiary shall protect, preserve, and maintain all its assets in good condition, except for ordinary wear and tear; and shall use commercially reasonable efforts to maintain in full force and effect all insurance coverage described in the Disclosure Memorandum.

     (c) The books, records, and accounts of Company shall be maintained in the ordinary course of business on a basis consistent with prior practices and in accordance with GAAP.

                  (d) Company shall use its commercially reasonable efforts, and shall cause its Subsidiaries to use respective commercially reasonable efforts, to preserve the business and assets of Company and its Subsidiaries, including, without limitation, the Company Contracts (subject to any expiration date contained in any such Company Contract), and the goodwill of suppliers, customers, and others having business relations with them which relate to their business, and subject to existing performance standards applied by the Company and its Subsidiaries, to retain the services of the employees, agents, and contractors of Company and its Subsidiaries.

     (e)  Company  and  its   Subsidiaries   shall  continue  to  replenish  its
inventories in the ordinary course and consistent with prior practices.

                  (f) Holders and Company shall not take, or agree to take, any action that would make any representation or warranty of them contained herein, untrue, incorrect, or misleading in any material respect as of the date when made or at any time through Closing, or that would cause any covenant by them or any of them contained herein not to be fulfilled in any material respect.

                  7.2. No Material Changes. Except as expressly provided in this Agreement or as the result of the exercise of any warrant, option, or other right the existence of which is disclosed in the Disclosure Memorandum, neither Company, any Subsidiary, nor any Holder shall take any action which shall materially alter the organization, capitalization, financial structure, practices, or operations of Company or any Subsidiary. Without limiting the generality of the foregoing:

     (a) No change shall be made in the articles of incorporation or bylaws of Company or any Subsidiary.

     (b) No change shall be made in the authorized or issued capital stock of Company or any Subsidiary.

     (c) Neither Company nor any Subsidiary shall issue or grant any right or option to purchase or otherwise acquire any capital stock or other security of Company or create or suffer any Lien on any Share or any share of capital stock of any Subsidiary.

     (d) No dividend or other distribution or payment shall be declared or made with respect to any capital stock of Company, and Company shall not, directly or indirectly, redeem, purchase or otherwise acquire any capital stock.

     (e) Company shall not liquidate or voluntarily declare bankruptcy or seek the appointment of a receiver, trustee or custodian.

                  7.3 Apple South Actions. Apple South and Merger Sub shall not take, or agree to take, or cause or permit any other subsidiary of Apple South to take, or agree to take any action that would make any representation or warranty of Apple South or Merger Sub contained herein, untrue, incorrect, or misleading in any material respect as of the date when made or at any time through Closing, or that would cause any covenant by them contained herein not to be fulfilled in any material respect.


8.       CONDITIONS TO OBLIGATIONS OF APPLE SOUTH AND MERGER SUB

                  All obligations of Apple South and Merger Sub hereunder are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Apple South, provided that no such waiver shall be effective unless it is set forth in a writing executed by Apple South:

                  8.1. Representations and Warranties. Subject to the exceptions and supplemental information set forth in the Disclosure Memorandum, the representations and warranties contained in Article 5 shall be true and correct in all material respects as of the date when made and shall be deemed to be made again at and as of the date of the Closing and shall be true and correct in all material respects at and as of such time.

     8.2. Compliance with Agreements and Conditions. The Company and the Holders shall have materially performed and complied with all agreements and conditions required hereby to be performed or complied with by them prior to or on the date of the Closing. -----------------------------------------

                  8.3. Certificate of the Holders. Company shall have delivered to Apple South a certificate executed by Messrs. McCormick and Schmick, dated the date of the Closing, certifying as to the fulfillment and satisfaction of the conditions specified in Paragraphs 8.1 and 8.2 (except as to the accuracy of the representations and warranties set forth in Paragraph 5.23, as to which McCormick and Schmick shall provide a separate certificate).

                  8.4. Resolutions. Apple South shall have received duly adopted resolutions of the board of directors and the shareholders of the Company, certified by the Secretary of the Company as of the date of the Closing, authorizing and approving the execution hereof and all other documents executed by it including, without limitation, the Escrow Agreement, and the taking of any and all other actions necessary to enable the Company to comply with the terms hereof and to consummate the Merger.

                  8.5. Government Consents. Apple South and Merger Sub shall have received all necessary Government consents or approvals with respect to liquor, beer or wine licenses, and the Company shall have received from any and all Governments or Forums having jurisdiction over the transactions contemplated hereby, or any part hereof, any and all other necessary consents and approvals for the consummation of the transactions contemplated hereunder; provided, that, with respect to any consent or approval of any Government with respect to any liquor, wine or beer license, any such consent or approval shall constitute a condition to the obligations of Apple South and Merger Sub hereunder only to the extent that the failure to obtain such consent or approval (alone or together with any other such consents or approvals that are not obtained) would have a material adverse effect on the Company and the Subsidiaries, taken together as a whole.

     8.6. No Material Adverse Change. There shall have been no material adverse change in the financial condition, results of operations, business, or assets of the Company since the date hereof. --------------------------

                  8.7. No Inconsistent Requirements. No Action shall be pending by any Government or Person (i) against a party hereto to restrain or prohibit the consummation of the transactions herein or (ii) to the extent not disclosed in the Disclosure Memorandum on the date hereof, which could reasonably be expected to have a material adverse effect on the Company.

     8.8. Opinion. Schulte Roth & Zabel, LLP and James, Denecke & Harris, counsel to Company, shall have delivered to Apple South its opinion in substantially the form of Exhibit C hereto (in each case to the extent indicated therein), subject to customary assumptions, limitations ------- --------- and qualifications.

     8.9. Escrow Agreement. The Escrow Agreement shall have been fully executed and delivered by the other parties thereto.

     8.10. Hart-Scott-Rodino. Any applicable filings under the HSR shall have been made, and all applicable waiting periods thereunder shall have expired or been terminated.

     8.11 Consents of Lessors. The consent and approval to the Merger and/or the resulting change of control of the Company (to the extent required to avoid any default, penalty, or acceleration of obligations) of the lessors of all Restaurant sites, buildings, and fixtures leased to the Company or any Subsidiary, any lessors of personal property to the Company or any Subsidiary, and the other parties to any Company Contract shall have been obtained; provided, that, with respect to any such consent or approval, such consent and approval shall constitute a condition to the obligations of Apple South and Merger Sub hereunder only to the extent that the failure to obtain such consent or approval (alone or together with any other such consents or approvals that are not obtained) would have a material adverse effect on the Company and the Subsidiaries, taken together as a whole.

              8.12 Audit. The Company's audited consolidated balance sheet dated January 4, 1997, and the audited consolidated statements of operations, stockholders' equity, and cash flow of the Company for the fiscal year ended January 4, 1997, shall not reflect any material adverse change from the Financial Statements.

     8.13 Exercise of Options. All options, warrants, and other rights to acquire any security of the Company shall have been exercised or canceled prior to or simultaneously with the Closing. -------------------

     8.14 Stock Certificates. Company shall have obtained affidavits and/or indemnities reasonably acceptable to Apple South with respect to all stock certificates that have been issued and subsequently canceled or transferred but which have not been returned to Company for ------------------ cancellation.


9.       CONDITIONS TO OBLIGATIONS OF THE HOLDERS AND THE COMPANY

                  All obligations of the Holders and the Company hereunder are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Holders:

                  9.1. Representations and Warranties. The representations and warranties contained in Article 6 hereof shall be true and correct in all material respects on and as of the date when made and shall be deemed to be made again at and as of the date of the Closing and shall be true and correct in all material respects at and as of such time.

     9.2. Compliance with Agreements and Conditions. Apple South and Merger Sub shall have materially performed and complied with all agreements and conditions required hereby to be performed or complied with by Apple South and Merger Sub
prior      to      or      on      the      date      of      the       Closing.
-----------------------------------------

     9.3. Certificate. Each of Apple South and Merger Sub shall have delivered to Company and the Holders a certificate executed by an executive officer, dated the date of the Closing, as to the fulfillment and satisfaction of the conditions specified in Paragraphs 9.1 and 9.2.
                           -----------

     9.4 Escrow Agreement. The Escrow Agreement shall have been fully executed and delivered by the parties thereto. ----------------

     9.5 Hart-Scott-Rodino. Any applicable filings under the HSR shall have been made, and all applicable waiting periods thereunder shall have expired or been terminated. -----------------

                  9.6. Consents. Apple South, Merger Sub, and the Company shall have received from any and all Governments or Forums having jurisdiction over the transactions contemplated hereby, or any part hereof, and from all lessors of real property any and all necessary consents and approvals for the consummation of the transactions contemplated hereunder (including, but not limited to, consents or approvals required in order to maintain liquor, beer and wine licenses for sale of the same at the Restaurants and consents to the Merger and/or the resulting change of control of the Company under real property leases to the extent required to avoid any default, penalty or acceleration of obligations).

     9.7. No Material Adverse Change. There shall have been no material adverse change in the financial condition, results of operations, business, or assets of Apple South since the date hereof. --------------------------

     9.8. No Inconsistent Requirements. No Action shall have been instituted by any Government or Person (i) against a party hereto to restrain or prohibit the consummation of the transactions herein or (ii) which could reasonably be expected to have a material adverse effect on ---------------------------- Apple South.

     9.9. Opinion. Kilpatrick Stockton, LLP counsel to Apple South, shall have delivered to Holders its opinion in substantially the form of Exhibit D hereto.


10.      INDEMNITIES

     10.1. Indemnification by Holders. (a) In accordance with and subject to the provisions of this Article 10, the Holders shall indemnify and hold harmless, Apple South, its Affiliates (including the Surviving Corporation), and the officers, directors, agents and -------------------------- employees of Apple South and its Affiliates (collectively, the "Apple South Indemnitees") from and against and in respect of any and all loss, damage, Liability, cost, and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Apple South's Indemnified Losses"), suffered or incurred by any one or more of the Apple South Indemnitees by reason of, or arising out of (i) any breach of a representation or warranty contained in this Agreement or the Disclosure Memorandum or any certificate, instrument, agreement, or other writing delivered by or on behalf of any Holder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein; (ii) the breach of any covenant or agreement of any Holder or the Company contained in this Agreement or any certificate, instrument, agreement, or other writing delivered to Apple South by or on behalf of any Holder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein; or
(iii) enforcement of this indemnification (provided that only the breaching party with respect to an underlying breach shall be liable for enforcement costs with respect thereto).

                  (b) Notwithstanding any other provision of this Agreement, the Apple South Indemnitees shall not be entitled to recover from any Person as a result of Apple South's Indemnified Losses that result from a breach of a representation or warranty set forth in Article 5 (other than Paragraphs 5.1(b), 5.2, and 5.23), any amount in excess of the value of the funds or Apple South Stock held in escrow on behalf of such Person pursuant to the Escrow Agreement and such escrowed funds or Apple South Stock shall be the sole source of recovery from such Person for Apple South's Indemnitees on account of any such Apple South Indemnified Losses that result from a breach of a representation or warranty set forth in Article 5 (other than Paragraphs 5.1(b), 5.2, and 5.23).

              (c) The  indemnification by the Holders pursuant to this Paragraph
10.1 shall be joint (but only up to each Holder's pro rata share of such loss) and several with respect to a breach of a representation or warranty contained in this Agreement except as set forth in this subparagraph. The indemnification provided by this Paragraph 10.1 shall be made severally by (i) each Holder as to the individual security holdings of such Holder, (ii) the Accredited Class B Shareholders with respect to the representations and warranties set forth in Paragraph 5.23 and the other Holders shall have no liability with respect thereto and (iii) any Holder whose agreement or action or any claim or right affecting such Holder or any of its securities (in each case, to which the Company or any Subsidiary is not a party and does not join in) gives rise to a breach of a representation or warranty set forth in Paragraph 5.2. Liability for breach of any representation or warranty in a certificate, instrument, other agreement, or other writing to the extent not delivered on behalf of the Company, shall be the several liability of the breaching party and there shall be no joint liability therefore. The Holders shall have several liability only for any indemnification under this Paragraph 10.1 arising out of any breach of a covenant or agreement contained in this Agreement or any certificate, instrument, agreement, or other writing delivered to Apple South by or on behalf of any Holder pursuant to this Agreement or in connection with the transactions contemplated herein, and each Holder shall be liable for its own breach of such covenant or agreement and not for a breach by the Company or any other Holder.

                  10.2 Indemnification by Surviving Corporation. Apple South shall indemnify Holders, and their officers, directors, agents, employees, and Affiliates, from and against (i) any losses, damages, Liabilities, costs and expenses, including reasonable attorneys' fees and amounts paid in settlement to a third party, that they may incur or suffer as a result of the actions or omissions to act of the Surviving Corporation or any of its Affiliates following Closing and (ii) any damages, losses, Liabilities, costs, and expenses, including reasonable attorneys' fees and amounts paid in settlement, that result from a breach of any representation, warranty, covenant, or agreement of Apple South contained in this Agreement or any certificate, instrument, agreement or other writing delivered by or on behalf of Apple South or Merger Sub pursuant to this Agreement or in connection with the transactions contemplated herein or in enforcing this indemnification (collectively "Shareholders' Indemnified Losses", and together with Apple South's Indemnified Losses, "Indemnified Losses").

                  10.3. No Liability or Contribution by the Surviving Corporation. The Surviving Corporation shall not have any Liability to any Holder as a result of any misrepresentation or breach of representation or warranty by the Company contained in this Agreement, the Disclosure Memorandum, or any certificate, instrument, agreement, or other writing delivered by or on behalf of any Holder or the Company pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of any Holder or the Company contained in this Agreement or in the Disclosure Memorandum, or in any certificate, instrument, agreement, or other writing delivered to Apple South by or on behalf of any Holder or the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated herein, and, subject to Paragraph 4.13 hereof, no Shareholder shall have any right of indemnification or contribution against the Surviving Corporation on account of any event or condition occurring or existing prior to or on the date hereof.

                  10.4. Survival. The representations and warranties of the Company (and the indemnification by the Holders relating thereto) and of Apple South contained in Article 5 of this Agreement or in the Disclosure Memorandum or any certificate, instrument, agreement, or other writing delivered by or on behalf of the Company or Apple South pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by another party and the consummation of the transactions contemplated herein and shall continue in full force and effect through the later of January 31, 1998, or the date of completion of the audit of Apple South for fiscal year 1997, but no later than March 31, 1998 ("Survival Period"). Anything herein to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made before expiration of the Survival Period but not resolved prior to its expiration, and any such extension shall apply only as to the claims asserted and not so resolved within the Survival Period.

                  10.5 Defense of Third Party Claims. With respect to any claim under Paragraph 10.1 relating to a third party claim or demand (including any third party claims for Taxes relating to a breach of Paragraph 5.9), Apple South shall provide the Holders with prompt written notice thereof and the indemnifying parties may defend, in good faith and at their expense, by legal counsel chosen by them and reasonably acceptable to Apple South, any such claim or demand, and Apple South, at its expense, shall have the right to participate in the defense of any such third party claim.
 So long as the indemnifying parties are defending in good faith any such third party claim, Apple South shall not settle or compromise such third party claim; provided, that, Apple South shall not settle or compromise any third party claim being defended by the indemnifying parties except (i) upon 20 days' prior written notice and (ii) if the indemnifying parties do not object to such settlement or compromise. In any event Apple South shall cooperate in the settlement or compromise of, or defense against, any such asserted claim. If the appropriate indemnifying parties do not so elect to defend any such third party claim, Apple South shall have no obligation to do so.

                  10.6 Limitation of Liability. Except for breach of any representation or warranty contained in Paragraph 5.1(a), 5.1(b), and 5.2 of this Agreement, for which a claim for Apple South's Indemnified Losses may be made regardless of the amount of all claimed Apple South's Indemnified Losses, Apple South Indemnitees shall not be entitled to any recovery under this Article 10 with respect to a breach of any representation or warranty unless and to the extent that the aggregate amount of Apple South's Indemnified Losses exceeds $250,000. Notwithstanding any other provision of this Agreement, the amount of Apple South's Indemnified Losses shall be computed on an after-tax basis and shall be net of any insurance proceeds received with respect to the matter out of which the Apple South Indemnified Losses arose.

              10.7 Exclusivity The rights and remedies afforded by the parties under this Article 10 shall be the sole and exclusive rights and remedies available in the event of a breach or default under this Agreement or in any certificate, instrument, agreement or writing delivered by any party pursuant to this Agreement or in connection with the transactions contemplated herein and shall be in lieu of any other common law or statutory rights; provided, however, that any such rights and remedies as a party may have to seek and obtain injunctive relief for specific performance with respect to any breach of any covenant or failure to fulfill any agreement hereunder shall remain available to the parties and none of such rights or remedies shall be affected or diminished hereby.


11.      TERMINATION

                  11.1 Termination. This Agreement may be terminated prior to the Closing (i) at the election of the Shareholders' Representative if any one or more of the conditions to the obligations of the Holders to close has not been fulfilled as of the Termination Date; (ii) at the election of Apple South, if any one or more of the conditions to its obligations to close has not been fulfilled as of the Termination Date; (iii) upon at least five days' prior written notice, at the election of the Shareholders' Representative, if Apple South has breached any material representation, warranty, covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Termination Date; (iv) upon at least five days' prior written notice, at the election of Apple South, if any of the Holders has breached any material representation, warranty, covenant, or agreement contained in this Agreement, which breach cannot be or is not cured by the Termination Date; (v) at the election of Apple South if any amendment or supplement to the Disclosure Memorandum delivered subsequent to the date of this Agreement reflects any material adverse change to the business, assets, financial condition, or prospects of the Company and the Subsidiaries taken together as a whole, any material increase in a Liability of the Company and the Subsidiaries taken together as a whole, or any material adverse change in the ownership rights of a Holder with respect to the ownership of Shares or the right to convey the same free of any Lien or claim; or (vi) at any time or prior to the Closing Date, by mutual written consent of the Shareholders' Representative and Apple South. Upon any such termination, no party shall have any further rights, Liabilities, or obligations hereunder (except with respect to Paragraphs 4.1, 4.2, 4.3, 4.10, 4.14, and Article 12, all of which shall survive the termination of this Agreement); provided, however, if any of the terms and conditions contained herein have been breached by any party, the non-breaching parties may pursue whatever rights and remedies they may have at Law, in equity or otherwise by reason of such breach regardless of such termination, and such termination shall not constitute an election of remedies.

12.      MISCELLANEOUS

                  12.1. Notices. All notices or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally, by courier service or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below with copies to the Persons set forth below. Any such notice or communication shall be deemed to have been duly given upon receipt (if given or made in person, by delivery service or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Paragraph 12.1 on the date of such facsimile), or four days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered personally or by the delivery service to the recipient, or that receipt of a facsimile was confirmed by the recipient. The addresses and facsimile numbers of the parties for purposes of this Agreement are set forth on the signature page hereto below their respective signatures. Any party may change the address to which notices or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

     12.2. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. ------------

     12.3. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Georgia, without regard to its conflicts of laws rules. -------------

                  12.4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto. Notwithstanding the foregoing, at any time prior to the Closing, any party may dispose of any of its Shares by gift or charitable contribution, in which case the transferee shall be bound by
Article 10 of this Agreement only to the extent of any portion of the Merger Consideration received by such transferee subject to the Escrow Agreement; provided that the transferor shall continue to be bound by the provisions of
Article 10, except to the extent of any claim to be satisfied out of the escrow contemplated herein, unless the transferee expressly assumes all of the obligations of the transferor under Article 10 hereof.

                  12.5. Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable Laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof shall be held to be illegal, invalid, or unenforceable by a Forum of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or part thereof, shall constitute their agreement with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect.

                  12.6. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power, or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy by any party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

     12.7. Headings. The headings of particular provisions of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement. --------

     12.8. Number and Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders. -----------------

                  12.9. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties (including, but not limited to, the letter of intent dated January 7, 1997) with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

13.               DEFINITIONS

                  For purposes of this Agreement, the following capitalized terms shall have the meanings specified with respect thereto below:

     "Accredited Class B Shareholders" shall have the meaning set forth in the preamble.

                  "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at Law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

                  "Affiliate" of any Person shall mean any other Person directly or indirectly Controlling, Controlled by, or under direct or indirect common Control with, the former Person.

                  "Affiliated Entity" or "Affiliated Entities"13.3.Affiliated Entity or Affiliated Entities shall have the meaning set forth in Paragraph 5.9.

     "Apple South"13.36.Apple South shall have the meaning set forth in the Preamble.

                  "Apple South Indemnitees"13.36.Apple South shall have the meaning set forth in the Paragraph 10.1.

                  "Apple South's Indemnified Losses"13.36.Apple South shall have the meaning set forth in Paragraph 10.1.

                  "Apple South Stock"13.37.Apple South Stock shall have the meaning set forth in Paragraph 3.2.

     "Average Price" shall have the meaning set forth in Paragraph 3.2.

     "Business Day"13.7.Business Day shall mean any day other than a Saturday, a Sunday, or a day on which commercial banks in the United States are required or authorized to be closed. ------------

     "Closing"13.8.Closing shall have the meaning set forth in Paragraph 3.4.

                  "Closing Date" shall mean the day on which the Closing occurs.

     "Company"13.9.Company shall have the meaning set forth in the Preamble.

                  "Company Contracts"13.11.Company Contracts means all existing written and oral agreements and commitments of the Company or any Subsidiary, including without limitation all employment and consulting contracts, union contracts, agreements with suppliers and customers, personal property leases, licenses, employee benefit plans, deferred compensation agreements, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale, repurchase or transfer of the Company's or any Subsidiary's capital, stock, bonds or other securities or powers of attorney, which involve a payment of more than $25,000 annually and are not cancellable upon notice of thirty days or less.

     "Confidential Information"13.11.Company Contracts shall have the meaning set forth in Paragraph 4.10.

     "Control"13.12.Control means a Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise. -------

     "Corporate Laws"13.13.Corporate Laws shall have the meaning set forth in Paragraph 1.1.

                  "Current SEC Documents"13.14.Current SEC Documents shall have the meaning set forth in Paragraph 4.7.

     "Disclosee"13.14.Current SEC Documents shall have the meaning set forth in Paragraph 4.10.

                  "Disclosing Party"13.14.Current SEC Documents shall have the meaning set forth in Paragraph 4.10.

                  "Disclosure Memorandum"13.14.Current SEC Documents shall have the meaning set forth in Section 5.

     "Effective Time"13.16.Effective Time shall have the meaning set forth in Paragraph 3.4.

                  "Environmental Laws"13.17.Environmental Laws shall mean all federal, state, provincial, municipal, and local Laws, statutes, ordinances, rules, regulations, general or particular conditions, conventions, requirements, and decrees relating to health, safety, and the environment, including without limitation, those relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic, or Hazardous Materials or wastes of every kind and nature into the environment (including without limitation ambient air, surface water, ground water, soil, and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes, or to occupational or worker safety and health, and any and all Laws, rules, regulations, codes, directives, orders, decrees, judgments, injunctions, consent agreements, stipulations, provisions, and conditions of Environmental Permits, licenses, injunctions, consent agreements, stipulations, certificates of authorization, and other operating authorizations, entered, promulgated, or approved thereunder.

                  "Environmental Permits"13.18.Environmental Permits shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect human health or the environment, including without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

     "ERISA13.19.ERISA   "  shall  have  the  meaning  set  forth  in  Paragraph
5.21(a)(i).

                  "ERISA   Plans"13.14.Current  SEC  Documents  shall  have  the
meaning set forth in Paragraph 5.21(a)(ii).

                  "Escrow Agent" shall mean the bank agreed upon by Apple South and Shareholders' Representative.

     "Escrow Agreement" shall have the meaning set forth in Paragraph 3.5.

     "Exchange Act" shall have the meaning set forth in Paragraph 4.11.

     "Forum"13.20.Forum shall mean any federal, state, local, municipal, or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel. -----

                  "Financial Statements"13.14.Current SEC Documents shall have the meaning set forth in Paragraph 5.6.

     "GAAP"13.21.GAAP shall mean generally accepted accounting principles, consistently applied.

                  "Government"13.22.Government  shall mean any  federal,  state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.


                  "HSR Act" shall have the meaning set forth in Paragraph 4.1.

                  "Hazardous Material"13.23.Hazardous Material shall mean any substance or material, including, without limitation, raw materials, commercial products and wastes or waste products that, because of its quantity, concentration, or physical, chemical or infectious characteristics may cause or significantly contribute to an increase in mortality or an increase in serious, irreversible or incapacitating illness, or pose a substantial hazard to human health or the environment, including without limitation all substances and materials designated as hazardous or toxic under any applicable Environmental Law.

     "Holders"13.24.Hereof, herein, hereunder shall mean the Shareholders and any Person becoming a stockholder of the Company as the result of the exercise of any warrant, option, or other right or otherwise becoming a stockholder of the Company subsequent to the date of this ------- Agreement.

     "Hereof," "herein," "hereunder"13.24.Hereof, herein, hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and "Article," "Paragraph," "Disclosure Memorandum," "Exhibit" ------ ------ --------- and like references are to this Agreement unless otherwise specified.

     "Improvements"13.25.Improvements shall mean all buildings, structures and other improvements of any and every nature located on the Real Property and all fixtures attached or affixed, actually or constructively, to the Real Property or to any such buildings, structures or other ------------ improvements.

     "Indemnified Losses"13.27.Indemnified Losses shall have the meaning set forth in Paragraph 10.2.

                  "Known,"13.28.Known, "to the knowledge of," "to the best knowledge of," "aware" or words of similar import employed in this Agreement with reference to any individual or entity shall mean the actual knowledge of the individual or entity and, in the case of the Company, such words or words or similar import shall be deemed to be the actual individual or collective knowledge of Messrs. McCormick and Schmick, Jerry R. Kelso, Gerald Barron, Saed Mohseni, Jeff Skele, and Bill King.

                  "Law"13.29.Law shall mean all federal, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions, judicial decisions, and similar laws and legal requirements, whether of the United States of America or any other jurisdiction as in effect from time to time.

                  "Liability"13.30.Liability shall mean, to the extent applicable in the context used, any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due, to the extent required by the accounting principles followed by the Company to be set forth in a financial statement or in the notes thereto.

                  "Lien"13.31.Lien shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, claim, restriction on use, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the lien notice records or other similar legislation of any jurisdiction).

     "Merger"13.32.Merger shall have the meaning set forth in Paragraph 1.1.

     "Orders"13.34.Orders shall mean all applicable orders, writs, judgments, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound. ------

     "Person"13.38.Person shall include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, a Government, and any other legal entity. ------

     "Real Property"13.42.Real Property shall have the meaning set forth in Paragraph 5.11(a).

     "Real Property Lease"13.43.Real Property Lease shall have the meaning set forth in Paragraph 5.12.

                  "Reference Balance Sheet"13.14.Current SEC Documents shall have the meaning set forth in Paragraph 5.6.

     "Reference Date"13.44.Reference Date shall have the meaning set forth in Paragraph 5.6.

     "Related Parties"13.45.Related Parties shall have the meaning set forth in Paragraph 5.22.

     "Relative" shall mean (i) the spouse of a Shareholder or (ii) any sibling, parent, grandparent, child, or grandchild of a Shareholder or Shareholder's spouse and any spouse of any of the foregoing persons.

     "Restaurants" means those restaurants contemplated by the first recital to this Agreement.

     "SEC"13.46.SEC shall have the meaning set forth in Paragraph 3.2(c).

     "SEC Documents"13.47.SEC Documents shall have the meaning set forth in Paragraph 4.7.

     "Securities Act"13.48.Securities Act shall have the meaning set forth in Paragraph 4.8.

     "Shareholders"13.49.Shareholders shall have the meaning set forth in the Preamble.

     "Shareholders' Indemnified Losses"13.36.Apple South shall have the meaning set forth in Paragraph 10.2.

     "Shareholders'   Representative"  shall  have  the  meaning  set  forth  in
Paragraph 4.14.

     "Shares"13.50.Shares shall have the meaning set forth in Paragraph 3.1.

                  "Solid Waste"13.51.Solid Waste shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility, and other discarded material, including solid, liquid, semisolid, or contained gaseous material resulting from industrial, commercial, mining, and agricultural operations, and from community activities.

                  "Subsidiaries" shall mean the corporations listed in the Disclosure Memorandum pursuant to Paragraph 5.2(d).

     "Subsidiary Shares" shall have the meaning set forth in Paragraph 5.2(b).

     "Survival Period"13.53.Survival Period shall have the meaning set forth in Paragraph 10.4.

     "Surviving Corporation"13.54.Surviving Corporation shall have the meaning set forth in Paragraph 1.1.

                  "Taxes"13.55.Taxes shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, imposed or levied by the United States of America or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar Liabilities with respect thereto.

     "Termination Date" shall mean sixty days following the date hereof.



                                             [SIGNATURES ON NEXT PAGE]

                  IN WITNESS WHEREOF, the parties have executed this Agreement under seal or caused it to be executed by their duly authorized officers and agents and their corporate seals affixed as of the day and year first above written. Signatures of the parties transmitted by facsimile shall be valid and binding for all purposes.



ATTEST:                                                     APPLE SOUTH:

___________________________________                         APPLE SOUTH, INC.
                                                            By:
   Name:                                                       Name:
   Title:                                                      Title:
                                                                Address:
(CORPORATE SEAL)

                                                                Facsimile No.:

ATTEST:                                                     MERGER SUB:

___________________________________            M&S ACQUISITION OF DELAWARE, INC.
                                                             By:
   Name:                                                       Name:
   Title:                                                      Title:
                                                                Address:
(CORPORATE SEAL)

                                                                 Facsimile No.:


ATTEST:                                                     COMPANY:

-----------------------------------
                                               McCORMICK & SCHMICK HOLDING CORP.
   Name:                                                    By:
   Title:                                                      Name:
                                                               Title:
(CORPORATE SEAL)                                                Address:


                                                                 Facsimile No.:

                                   CLASS A COMMON AND/OR PREFERRED STOCKHOLDERS:


                                                 CASTLE HARLAN PARTNERS II, L.P.
ATTEST:                                                    By:
                                                               Name:
___________________________________                            Title:
                                                                Address:
   Name:
   Title:
                                                                 Facsimile No.:
(CORPORATE SEAL)




                                                            ALLEN J. BERNSTEIN
                                                                Address:


                                                                 Facsimile No.:



                                                              THOMAS J. BALDWIN
                                                                Address:


                                                                 Facsimile No.:



                                                              DAVID B. PITTAWAY
                                                                Address:


                                                                 Facsimile No.:



                                                                DAVID H. CHOW
                                                                Address:


                                                                 Facsimile No.:

                                                                SYLVIA F. ROSEN
                                                                Address:


                                                                 Facsimile No.:



                                                                HOWARD WEISS
                                                                Address:


                                                                 Facsimile No.:


ATTEST:                                           QUANTUM RESTAURANT GROUP, INC.
                                                            By:
___________________________________                            Name:
                                                               Title:
   Name:                                                        Address:
   Title:

(CORPORATE SEAL)                                                 Facsimile No.:


                                                    CLASS B COMMON STOCKHOLDERS:



                                                           WILLIAM P. McCORMICK
                                                                Address:


                                                                 Facsimile No.:

ATTEST:                                           WILLIAM McCORMICK IRREVOCABLE
                                                            TRUST
-----------------------------------
                                                            By:
   Name:                                                       Name:
   Title:                                                      Title:
                                                                Address:
(CORPORATE SEAL)

                                                                 Facsimile No.:

ATTEST:                                           WILLIAM McCORMICK CHARITABLE
___________________________________                     REMAINDER TRUST NO. 2

   Name:                                                    By:
   Title:                                                      Name:
                                                               Title:
(CORPORATE SEAL)                                                Address:


                                                                 Facsimile No.:


ATTEST:                         DOUGLAS SCHMICK CHARITABLE REMAINDER TRUST NO. 2

___________________________________                         By:
                                                               Name:
   Name:                                                       Title:
   Title:                                                       Address:

(CORPORATE SEAL)
                                                                 Facsimile No.:


ATTEST:                                       DOUGLAS SCHMICK IRREVOCABLE TRUST

___________________________________                         By:
                                                               Name:
   Name:                                                       Title:
   Title:                                                       Address:

(CORPORATE SEAL)
                                                                 Facsimile No.:




                                                                GERALD BARRON
                                                                Address:


                                                                 Facsimile No.:



                                                            SCHMICK




                                                             DOUGLAS L. SCHMICK
                                                               Address:


                                                                 Facsimile No.:

                                                     EXHIBIT A


                                        Directors of Surviving Corporation


                                                  Erich J. Booth
                                                Tom E. DuPree, Jr.
                                                    Jerry Kelso
                                                   Kirk Kinsell
                                               William P. McCormick
                                                Douglas L. Schmick





                                                       1
                                                     341988.7

                                                     EXHIBIT  B

                                                  ESCROW AGREEMENT

         THIS AGREEMENT, dated as of ______________ __, 1997, by and among ______________________________________ ("Escrow Agent"); APPLE SOUTH, INC., a
Georgia corporation ("Parent"); M&S ACQUISITION OF DELAWARE, INC., a Delaware corporation ("Merger Sub"); McCORMICK & SCHMICK HOLDING CORP., a Delaware corporation (the "Company"); CASTLE HARLAN PARTNERS II, L.P., a Delaware limited partnership and a principal stockholder of the Company ("Representative"); and the other holders of capital stock of the Company, all of whom are signatories hereof (together with Representative hereinafter collectively referred to as the "Holders" and individually as a "Holder").

                                                W I T N E S S E T H:

         WHEREAS,  pursuant  to an  Agreement  and Plan of Merger  (the  "Merger
Agreement"), dated _____________ __, 1997, Company, Parent, and Merger Sub agreed that Merger Sub was to merge with and into Company, with Company being the surviving corporation in the merger (the "Merger") (Company after the Merger is sometimes hereinafter referred to as the "Surviving Corporation"); and

         WHEREAS, as a condition to the consummation of the Merger and the other transactions contemplated by the Merger Agreement, Parent, Merger Sub, Company, Representative, and Holders have agreed to enter into this Agreement in order to secure certain indemnifications of Parent and Surviving Corporation by Holders pursuant to Paragraph 10.1 of the Merger Agreement; and

         WHEREAS, Escrow Agent is willing to act as escrow agent hereunder;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound, the parties hereby agree as follows:

Article I - Establishment of Escrow

         1.1 Delivery of Cash and Shares. Simultaneously with the execution hereof, pursuant to Paragraph 3.5 of the Merger Agreement, (i) Parent has delivered to Escrow Agent the sum of _________________ Dollars ($_____________) (such sum together with any income or interest earned thereon being hereinafter referred to as the "Escrow Fund") and (ii) Parent, Company, and the Accredited Class B Shareholders (such term and other capitalized terms not defined herein having the meanings set forth in the Merger Agreement) have delivered to the Escrow Agent certificates evidencing _____ shares (hereinafter referred to as the "Escrow Shares") of common stock of the Parent (the "Common Stock") issued in the names of the Accredited Class B Shareholders along with stock transfer powers executed by the Accredited Class B Shareholders with respect to the Escrow Shares issued in their names, the amount of such Escrow Fund allocated to each Holder and the number of such Escrow Shares issued in the name of each Class B Shareholder being set forth on Schedule I hereto.

     1.2 Voting. The Accredited Class B Shareholders, as record holders, shall have the right to vote the Escrow Shares during the period that the certificates for such Escrow Shares are held by the Escrow Agent. ------

         1.3 Dividends. Any cash dividends on the Escrow Shares shall be paid to and retained by the Accredited Class B Shareholders, respectively, in accordance with their record ownership thereof. Any shares of Common Stock issued as a share dividend (as defined in ss. 14-2-623 of the Georgia Business Corporation
Code) with respect to the Escrow Shares shall be issued in the names of the record holders of the underlying Escrow Shares, and certificates evidencing such shares shall be delivered to the Escrow Agent to be held as Escrow Shares in accordance with all the terms of this Escrow Agreement.

     1.4 Investment of Escrow Fund. The Escrow Fund shall be invested by Escrow Agent in _______________________________ [TO BE DETERMINED BY ESCROW AGENT AND REPRESENTATIVE PRIOR TO EXECUTION HEREOF]. -------------------------


Article II - Claims and Disbursements

         2.1 Claims. The Escrow Fund and the Escrow Shares shall secure the obligations of the Holders to the Apple South Indemnitees under item (i) of Paragraph 10.1(a) of the Merger Agreement (and item (iii) thereof to the extent that such enforcement relates to item (i)); provided, however, that the Escrow Fund and Escrow Shares shall not secure any indemnification under Paragraph 10.1 for a breach of a representation and warranty set forth in Paragraph 5.1(b), 5.2, or 5.23 of the Merger Agreement. If an Apple South Indemnitee shall assert a claim secured by the Escrow Fund and/or Escrow Shares pursuant to the preceding sentence (a "Claim"), such Apple South Indemnitee shall deliver written notice of the Claim to the Escrow Agent and to Representative. As promptly as possible after an Apple South Indemnitee has given such notice, the Apple South Indemnitee and Representative shall establish the validity of the Claim (by mutual agreement, arbitration, litigation, or otherwise), and, upon final determination of the merits of the Claim, shall notify Escrow Agent (either by means of a certified copy of the judgment, a certified copy of the arbitration decision, or a written instrument executed by the Apple South Indemnitee and Representative on behalf of the Holders), of the terms of such determination. Upon receipt of such document, Escrow Agent shall thereupon cause to be transferred to such Apple South Indemnitee out of the Escrow Fund and the Escrow Shares amounts of cash and the number of shares which, when valued according to this Article, equal the amount of the Claim as set forth in the terms of such document. The portion of the amount delivered in satisfaction of the Claim consisting of Escrow Shares shall be the percentage that Escrow Shares (valued per this Article) constituted of the entire value of Escrow Shares and cash delivered to the Escrow Agent at the time of establishment of the escrow hereunder. If Escrow Shares are transferred to an Apple South Indemnitee hereunder, Escrow Agent shall cause certificates for any shares not so transferred to be reissued in the names of the Accredited Class B Shareholders and such reissued certificates shall continue to be held in accordance with the terms of this Agreement.

         2.2      Disbursement.

                  (a) Distribution Date. Upon the later of (i) the completion (which shall not be later than March 31, 1998)of the audited financial statements of Parent for fiscal year 1997 or (ii) January 31, 1998 (such later date referred to as the "Distribution Date"), the Escrow Agent shall transfer to one or more accounts designated by Representative pursuant to Paragraph 3.1 hereof (the "Disbursement Accounts") the amount of cash remaining in the Escrow Fund and shall transfer to the Accredited Class B Shareholders the remaining number of Escrow Shares issued in their respective names, (w) after any transfers of amounts from the Escrow Fund and of shares from the Escrow Shares to Apple South Indemnitees pursuant to Paragraph 2.1 hereof and (x) after deducting (only for purposes of calculating the amount of this distribution) from the Escrow Fund and the Escrow Shares any amounts and/or shares subject to a Claim pending pursuant to Paragraph 2.1 and the last sentence of Section 10.4 of the Merger Agreement.

                  (b) Subsequent Distributions. Any amount of the Escrow Fund and any shares of Escrow Shares that remain in escrow following the Distribution Date shall be disbursed, respectively, to the Disbursement Accounts and to the Accredited Class B Shareholders as soon thereafter as all Claims are resolved and any transfers due to any Apple South Indemnitees as a result of such resolution have been made.

     (c) Termination of Escrow. The escrow provided for hereunder shall terminate as soon as all of the Escrow Fund and all of the Escrow Shares are disbursed in accordance with Paragraph 2.1 hereof and this Paragraph 2.2.
---------------------

     2.3 Valuation of Escrow Shares. For the purpose of this Article II, each Escrow Share shall be valued at the "Average Price" as defined in the Merger Agreement, as adjusted to reflect any stock split, stock dividend, consolidation, recapitalization or similar event occurring after -------------------------- ------------- date hereof.

         2.4 Proportion of Escrow Fund to Escrow Shares. Whenever this Agreement requires any payment to an Apple South Indemnitee or any disbursement to a Holder, such payment or disbursement shall be made out of cash in the Escrow Fund and out of shares of the Escrow Shares in the same proportion as the total value of the Escrow Fund bears to the total value of the Escrow Shares delivered pursuant to Paragraph 1.1 hereof.

         2.5 Representative. The Holders hereby appoint Representative as their sole representative and agent, with full power and authority to act on their behalf, with regard to (i) the resolution, settlement, arbitration, litigation, or other disposition of any Claim and the execution and delivery of any agreement, order, settlement, or other document in connection therewith and (ii) the transfer or other distribution of any or all of the Escrow Fund and the Escrow Shares pursuant to the terms hereof. Parent, Surviving Corporation, and Escrow Agent may conclusively rely on any action by and any document executed by or done by Representative in the name and on behalf of Holders, as the action or document of Holders, and they shall not be required to seek or obtain any further evidence of Representative's authority with regard thereto.


Article III - Disbursement Accounts and Addresses

     3.1. Designation of Disbursement Accounts and Addresses. No later than thirty days prior to the Distribution Date, Representative shall provide notice to Escrow Agent of the designation of the Disbursement Accounts to receive disbursements by Escrow Agent of amounts from the Escrow Fund and the addresses of Accredited Class B Shareholders to receive shares from the Escrow Shares pursuant to Paragraph 2.2 hereof.

     3.2 Transfers to Disbursement Account. Escrow Agent, Parent, and Surviving Corporation shall have no obligation, duty, or responsibility to direct or insure that funds transferred to the Disbursement Accounts be actually distributed to Holders, and may rely on transfers to the Disbursement Accounts designated by Representative to satisfy any disbursement obligations under this Agreement.


Article IV - Escrow Agent

         4.1 Duties. Escrow Agent's obligations and duties in connection herewith are confined to those specifically enumerated in this Agreement. Escrow Agent shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness, or validity of any documents deposited with it or with reference to the form of execution thereof, or the identity, authority, or rights of any person executing or depositing same, and Escrow Agent shall not be liable for any loss that may occur by reason of forgery, false representation, or the exercise of its discretion in any particular manner or for any other reason, except for its own gross negligence or willful misconduct. Except in instances of Escrow Agent's own gross negligence or willful misconduct, each of Parent, Surviving Corporation, Company, Representative, and Holders shall indemnify, defend, and hold Escrow Agent harmless from any demands, suits, or causes of action arising out of this Agreement instituted by such indemnifying party.

         4.2 Disputes. If a dispute occurs between the parties hereto sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all of the Escrow Fund and Escrow Shares and other property in its hands under this Agreement, together with such legal pleadings as it deems appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court as Escrow Agent shall properly determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing.

         4.3 Fees. The Escrow  Agent's fees  hereunder  shall be as set forth in
Schedule II hereto, which will be paid half by Parent and half by Holders. The fee agreed to be paid by such parties is intended as full compensation for Escrow Agent's services as contemplated by this Agreement; however, if the conditions of this Escrow Agreement are not fulfilled or Escrow Agent renders any material service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to or justifiably intervenes in any litigation pertaining to this Escrow Agreement, or the subject matter hereof, Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation, or event, and the same may be recoverable from Parent and Surviving Corporation.

     4.4 Resignation. (a) The Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the parties hereto. Such resignation shall be effective not less than thirty (30) days after such written notice has been delivered. The ----------- Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.

     (b) In the event of resignation of the Escrow Agent, a successor escrow agent, which shall be a national bank, shall be appointed as soon as practicable by Parent and Representative.

         4.5 Termination. Apple South and Representative may terminate the escrow (including in connection with the appointment of a new escrow agent) by joint written notice which shall specify the disposition of the Escrow Fund and Escrow Shares and Escrow Agent shall, upon receipt thereof, promptly disburse the Escrow Fund and Escrow Shares in accordance with such specified disposition.


Article V - Miscellaneous

     5.1 Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon Parent, Surviving Corporation, Company, Representative, and Holders and their respective successors, personal representatives, executors, heirs, beneficiaries and assigns. --------------

     5.2 Governing Law. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia. -------------

     5.3 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. --------

     5.4 Notices. All notices and communications provided for hereunder shall be in writing and shall be deemed to be given only if delivered personally or sent by first class, registered or certified United States Mail, with proper postage prepaid, as follows: -------

     (a) If to Parent, Surviving Corporation, With a required copy to: or Merger Sub, addressed to: Apple South, Inc. Kilpatrick Stockton LLP Hancock at Washington Suite 2800, 1110 Peachtree Street Madison, Georgia 30650 Atlanta, Georgia 30309 Attention: Erich J. Booth Attention: Larry D. Ledbetter, Esq.



     (b) If to Representative, or With a required copy to: Holders, addressed to:

   Castle Harlan Partners II, L.P.             Schulte, Roth & Zabel, L.L.P.
   150 East 58th Street, 37th Floor            900 Third Avenue
   New York, NY 10155                          New York, NY 10022
   Attention:  David B. Pittaway               Attention:  Marc Weingarten, Esq.

         (c)      If to Escrow Agent, addressed to:

                  =========================
                  -------------------------
                  Attention:  ________________

     or to such other address or person as the addressee may have specified in a notice duly given to the sender as provided herein. Such notices and communications will be deemed to have been given as of the date actually delivered, or if mailed, three days after deposit in the U.S. Mail properly addressed with adequate postage affixed.

     5.5   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. ------------

     5.6 Modification. This Agreement may be modified only by a written instrument signed by each of the parties hereto. ------------


                                      [SIGNATURES LOCATED ON FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as to the date first written above.

                                    APPLE SOUTH:

                                            APPLE SOUTH, INC.

                                         By:___________________________________
                                         Erich J. Booth, Chief Financial Officer


                                    MERGER SUB (SURVIVING CORPORATION):

                                            [--------------------]

                                   By:      ___________________________________
                                           ------------------, ----------------


                                    REPRESENTATIVE:

                                            [--------------------]

                                    By:      ___________________________________
                                            ------------------, ----------------



                                    HOLDERS:

                                ------------------------------------------------
                                            [--------------------]


                                ------------------------------------------------
                                            [--------------------]


                                ------------------------------------------------
                                            [--------------------]


                                    ESCROW AGENT:



                              By:      _________________________________________
                              Name:    _________________________________________
                              Title:   _________________________________________